     As filed with the Securities and Exchange Commission on June 13, 1997
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                             FIRST FINANCIAL BANCORP
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

       CALIFORNIA                                         95-2822858
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                  701 SOUTH HAM LANE, LODI, CALIFORNIA 95242
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)

                  ------------------------------------------

                 FIRST FINANCIAL BANCORP 1997 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                 ----------------------------------------------

    DAVID M. PHILIPP, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            FIRST FINANCIAL BANCORP
                   701 SOUTH HAM LANE, LODI, CALIFORNIA 95242
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                ---------------

                                (209) 367-2054
   (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE OF PROCESS)



                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                         Proposed Maximum    Proposed Maximum
        Title of Securities              Amount to           Offering           Aggregate            Amount of
         to be Registered              be Registered     Price per Share      Offering Price     Registration Fee
====================================================================================================================
Common Stock, no par value              393,207(1)        $9.9375(2)        $3,907,494.56(2)     $1,184.09
====================================================================================================================

1 Issuable upon exercise of options to be granted under the First Financial Bancorp 1997 Stock Option Plan.

2 Estimated solely for the purpose of determining the registration fee, based upon the average of the bid and asked prices for the Common Stock in the over-the-counter market on June 11, 1997, pursuant to Rule 457(h).

This Registration Statement, including exhibits, consists of 33 sequentially numbered pages. The Exhibit Index is located at page 7.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required to be included in the Section 10(a) prospectus is not required to be included herein.

                                     PART II


ITEM     3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by the Company with the Commission are incorporated in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Company's Current Report on Form 8-K filed April 22, 1997, pursuant to Section 13(a) of the Exchange Act.

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31 1997, filed pursuant to Section 13(a) of the Exchange Act.

         (d) The description of the Company's Common Stock contained in the registration statement (and past and future amendments thereto) for such Common Stock filed under Section 12 of the Exchange Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of such filing.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The California General Corporation Law provides for the indemnification of officers and directors who are made or threatened to be made a party to any legal proceeding by reason of their service to the Company. The Articles of Incorporation, as amended, and the Bylaws, as amended, of the Company permit indemnification of directors and officers to the maximum extent permitted by California law and the Company has entered into indemnification agreements with certain directors and officers of the Company and its subsidiary. The Company has in effect director and officer liability insurance policies indemnifying the Company and certain officers and directors of the Company and certain officers and directors of the Company's subsidiary within specific limits for certain liabilities incurred by reason of their being or having been directors or officers. The Company pays the entire premium for these policies.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

          5       Opinion of Counsel of Bronson, Bronson and McKinnon LLP

         23.1     Consent of KPMG Peat Marwick LLP, Independent Auditors

         23.2     Consent of Counsel (See Exhibit 5)

         24       Power of Attorney (See signature pages)

         99.1     First Financial Bancorp 1997 Stock Option Plan

         99.2     Form of Incentive Stock Option Agreement

         99.3     Form of Nonstatutory Stock Option Agreement

ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lodi, State of California, on June 12, 1997.

                                         FIRST FINANCIAL BANCORP



                                         By /s/ David M. Philipp
                                           -----------------------------
                                                David M. Philipp
                                                Executive Vice President and
                                                Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leon Zimmerman and David M. Philipp, and each or any one of them, his true and lawful attorney-in-fact and agent, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


SIGNATURES                          TITLE                        DATE
----------                          -----                        ----
/s/ Benjamin R. Goehring        Chairman of the Board           June 12, 1997
------------------------        of Directors
    Benjamin R. Goehring

/s/ Weldon D. Schumacher        Vice Chairman of the Board      June 12, 1997
------------------------        of Directors
    Weldon D. Schumacher

/s/ Bozant Katzakian            Director                        June 12, 1997
--------------------
    Bozant Katzakian

/s/ Angelo J. Anagnos           Director                        June 12, 1997
---------------------
    Angelo J. Anagnos

/s/ Raymond H. Coldani          Director                        June 12, 1997
----------------------
    Raymond H. Coldani

/s/ Michael D. Ramsey           Director                        June 12, 1997
---------------------
    Michael D. Ramsey

/s/ Frank M. Sasaki             Director                        June 12, 1997
-------------------
    Frank M. Sasaki

/s/ Dennis R. Swanson           Director                        June 12, 1997
---------------------
    Dennis R. Swanson

                               INDEX OF EXHIBITS

Exhibit                                                        Sequential
No.                   Exhibit Name                              Page No.
-------               ------------                             ----------

5          Opinion of Counsel of Bronson, Bronson &                8
           McKinnon LLP

23.1       Consent of Independent Auditors, KPMG Peat
           Marwick LLP                                             9

23.2       Consent of Counsel (See Exhibit 5)

24         Power of Attorney (see signature pages)

99.1       First Financial Bancorp 1997 Stock Option Plan        10-22

99.2       Form of Incentive Stock Option Agreement              23-28

99.3       Form of Nonstatutory Stock Option Agreement           29-33